LOAN AGREEMENT

This Loan Agreement (as it may from time to time be amended, restated or otherwise modified, the “Agreement”) is made effective as of December 14, 2015 between LED Lighting Company, a Delaware corporation (“Borrower”), and the Mainas Development Corporation (“Lender”), a Canadian company.

WITNESSETH:

WHEREAS, Borrower and Lender desire to contract for the establishment of loans in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, it is mutually agreed as follows:

1.

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

1.2

“Business Day” shall mean a day of the year on which banks are not required or authorized to close in the State of California.

1.3

“Commitment” shall mean the obligation hereunder of the Lender, during the Commitment Period, to make Revolving Loans up to an aggregate principal amount outstanding at any time equal to the Maximum Revolving Amount.

1.4

“Commitment Period” shall mean the period from the date of this Loan Agreement, December 14, 2015 through the one (1) year anniversary thereof; or such earlier date on which such Commitment shall have been terminated pursuant to the terms hereof.

1.5

“Debt” shall mean, collectively, (a) all Indebtedness incurred by Borrower to Lender pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment and other fees, and any prepayment fees payable hereunder; and (d) all other obligations of Borrower under this Agreement and the Loan Documents.

1.6

“Default” shall mean an event, condition or thing which constitutes, or which with the lapse of time or the giving of notice or both would constitute, an Event of Default and which has not been waived by Lender in writing or fully corrected prior to becoming an actual Event of Default.

1.7

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

1.8

“Event of Default” shall mean an event, condition or thing which constitutes an event of default as defined in Article 5 hereof.

1.9

“Interest Rate” shall mean a rate of per annum of 7%.

1.10

“Lender Advance” shall mean $7,110, the amount of money advanced by the Lender to the Borrower prior to the execution of this Loan Agreement and which by mutual agreement of the Borrower and Lender constitutes the first extension of Loan funds under this Loan Agreement from Lender to Borrower.

1.11

“Lien” shall mean any mortgage, security interest, lien, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

1.12

“Loan” or “Loans” shall mean the credit to Borrower extended by Lender in accordance with Section 2.1 hereof.

1.13

“Loan Documents” shall mean this Agreement, each of the Revolving Notes, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

1.14

“Maximum Revolving Amount” shall mean $130,000.00.

1.15

“Revolving Note” or “Revolving Loan”) shall mean any Revolving Note executed and delivered pursuant to Section 2.1 hereof, together with any replacement or substitution thereof, any addition thereto and any amendment, restatement or other modification thereto from time to time.

Each term defined in the singular in this Agreement shall have the same meaning when used in the plural and each term defined in the plural in this Agreement shall have the same meaning when used in the singular.  ==

2.

AMOUNT AND TERMS OF LOAN

2.1

AMOUNT AND NATURE OF LOAN.  Subject to the terms and conditions of this Agreement, the Lender will, to the extent hereinafter provided, make Loans to Borrower, in such aggregate amount as Borrower shall request and the Lender shall approve pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement be in excess of the Maximum Revolving Amount.

The Loans may be made as Revolving Loans as follows:

2.1.1

Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lender shall make Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Maximum Revolving Amount.  Borrower and Lender acknowledge and agree that Lender Advance has been loaned by Lender to Borrower as of the date of this Agreement and all this amounts, in addition to any further loans by the Lender to the Borrower at the Lender’s sole discretion, shall constitute the Revolving Loan under this Agreement.

2.1.2

The obligation of Borrower to repay the Loans made by the Lender and to pay all accrued interest thereon shall be evidenced by a Revolving Note of Borrower substantially in the form of Exhibit A hereto, with appropriate insertions of dates and dollar amounts.  Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1 to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

2.2

CONDITIONS TO LOANS.  The obligation of Lender to make any Loan hereunder is conditioned, in the case of each borrowing hereunder, upon:

2.2.1

receipt by Lender of a request for Loan or such other notice acceptable to Lender;

2.2.2

the fact that no Default or Event of Default shall then exist or immediately after the making of the Loan would exist; and

2.2.3

the fact that each of the representations and warranties contained herein shall be true and correct (in all material respects with regard to representations and warranties that are not otherwise qualified with a materiality standard) with the same force and effect as if made on and as of the date of the making, conversion or continuation of such Loan, except to the extent that any thereof expressly relate to an earlier date.

2.3

COMMITMENT CONSIDERATION.

2.3.1

Company Shares.   In consideration for the extension of the Loan by the Lender, the Company has agreed to issued Lender 13,000,000 shares of Company common stock.

2.3.2

Lender Representations. The Company is issuing the Common Stock (the “Securities”) to Lender in reliance upon the following representations by Lender:

(a)

Lender acknowledges and agrees that the Securities are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Lender acknowledges and agrees that (1) the Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not yet been registered under the Securities Act, and (2) the Securities may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b)

Lender acknowledges and agrees that (1) the registrar or transfer agent for the shares of Common Stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with, and (2) any shares of Common Stock in the form of definitive physical certificates will bear a restrictive legend.

(c)

Lender acknowledges and agrees that: (1) the Securities are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (2) Lender is acquiring the Securities solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (3) Lender is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Securities; (4) Lender has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the Securities; (5) Lender is able to bear the economic risk and lack of liquidity inherent in holding the Securities; (6) Lender is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (7) Lender either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Lender’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Securities.

(d)

Lender’s principal place of business is in Canada.

3.

PAYMENT ON NOTES.

3.1

TIME AND MANNER OF PAYMENTS.  Except as otherwise provided herein, all payments of principal, interest and commitment and other fees shall be made to Lender in immediately available funds for the account of Lender, on or before the one (1) year anniversary of the date of this Agreement. The aggregate unpaid amount of Loans set forth on the records of Lender shall be rebuttable evidence of the principal and interest owing and unpaid on each Note.

3.2

PREPAYMENT.  Borrower shall have the right at any time or from time to time to prepay all or any part of the principal amount of the Notes then outstanding as designated by Borrower.

3.3

COMPUTATION OF INTEREST AND FEES.  Interest on Loans and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.  In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

4.

COVENANTS

Borrower agrees that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower shall perform and observe each of the following provisions:

4.1

NOTICE.  Borrower shall promptly notify Lender of each of the following (and in no event later than three (3) Business Days after the Borrower becomes aware thereof):

4.1.1

any Default or Event of Default; and

4.1.2

any representation or warranty made in this Agreement has ceased or is likely to for any reason to cease in any material respect to be true and complete.

4.2

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that each of the statements set forth herein are true, correct and complete:

4.2.1

EXISTENCE.  Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2.2

AUTHORITY.  Borrower has the corporate or equivalent right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents.  The Loan Documents have been duly authorized and approved by Borrower’s Board of Directors and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2.3

TITLE TO ASSETS.  Borrower has good title to and ownership of all property it purports to own, which property is free and clear of all Liens.

4.2.4

CONSENTS OR APPROVALS.  No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other person is required to be obtained or completed by the Borrower in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

4.2.5

USE OF PROCEEDS. The proceeds of all Loans shall be utilized for general corporate purposes, subject to the approval of the Lender in writing.

5.

EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder:

5.1

PAYMENTS.  If Borrower shall fail to pay any principal and interest of any Loan (including, without limitation, pursuant to the Notes and Section 2.1 hereof) when the same shall become due and payable under any Loan Document within three (3) Business Days of the date that such payment is due.

5.2

OTHER COVENANTS.  If Borrower shall fail or omit to perform and observe any agreement or other provision contained or referred to in this Agreement that is on Borrower’s, to be complied with, and such Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Lender that the specified Default is to be remedied, provided that if any such Default can be cured, but cannot be cured within the thirty (30) day corrective period described above, it shall not constitute an Event of Default if corrective action is instituted within such thirty (30) day period and the Borrower is pursuing such corrective action with respect thereto.

5.3

REPRESENTATIONS AND WARRANTIES.  If any representation, warranty or statement made in or pursuant to this Agreement or any other material information furnished by Borrower to Lender or any thereof or any other holder of any Note, shall be false or erroneous in any material respect (without duplication of any materiality qualifier contained therein) when made or confirmed.

5.4

SOLVENCY.  If Borrower shall (a) discontinue business, or (b) make a general assignment for the benefit of creditors, or (c) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (d) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (e) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (f) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (g) take, or omit to take, any action in order thereby to effect any of the foregoing.

6.

REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere,

6.1

EVENT OF DEFAULT.  If any Event of Default referred to above shall occur and be continuing, Lender shall have the right, in its discretion, to:

6.1.1

terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of Lender to make any further Loan or Loans hereunder immediately shall be terminated, and/or

6.1.2

accelerate the maturity of all of the Debt (if such Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

7.

MISCELLANEOUS

7.1

NOTICES.  All notices, requests, demands and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered by hand to the address shown below, on day of delivery; (b) if delivered by an internationally recognized overnight courier to the address shown below, on the first Business Day after the Business Day of receipt; (c) if delivered by registered mail to the address shown below, ten (10) Business Days after mailing; or (d) if delivered by facsimile transmission or by electronic mail to the fax number or email address shown below, on the first Business Day after the Business Day of receipt. Notices shall be delivered to the following addresses:

If to Borrower:
LED Lighting Company c/o Steve James Davis 1042 N. El Camino Real B-261 Encinitas, CA 92024-1322

If to Lender: Mainas Development Corporation 2090 Novato Blvd Novato, CA 94947

7.2

AMENDMENTS; WAIVERS.

7.2.1

This Agreement or any other Loan Document may be amended and any provision of this Agreement or any other Loan Document may be waived; provided, however, that any such amendment will be binding upon the parties only if such amendment is set forth in a writing executed by Lender and Borrower and any such waiver, and any consent with respect to any departure by Borrower from this Agreement or any other Loan Document, will be effective only if such waiver or consent is set forth in a writing executed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No course of dealing between or among any persons having any interest in this Agreement or any other Loan Document will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

7.2.2

Any amendment to Section 7.2 will be binding upon the parties only if such amendment is set forth in a writing executed by Lender and Borrower.

7.2.3

No delay, course of dealing or failure in exercising any right, power or remedy hereunder on the part of Lender or the holder of any Note will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.  The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party would otherwise have.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 7.2.1 and will be effective only to the extent specifically set forth in such writing.

7.3

COSTS AND EXPENSES.  Each of Borrower and Lender shall bear their own expenses incurred in connection with the negotiation and documentation of this Agreement.

7.4

NO FIDUCIARY OBLIGATIONS.  The relationship between Borrower and Lender with respect to the Loan Documents is and shall be solely that of debtors and creditors, respectively, and Lender does not have any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

7.5

COUNTERPARTS; EFFECTIVENESS.  This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement.  This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in PDF, will be treated in all manners and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

7.6

SUCCESSORS AND ASSIGNS; ASSIGNMENT.  Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.  This Agreement shall not confer any rights or benefits upon any person other than the parties hereto and their respective successors and assigns, except to the extent otherwise expressly provided herein.  None of the rights, privileges or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by Borrower without the prior consent in writing of Lender, which consent shall not be unreasonably withheld or delayed.  No consent to assignment by Lender shall release Borrower from its obligation to pay in full all of the Debt.

7.7

SEVERABILITY.  The parties agree that (a) the provisions of this Agreement will be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions will be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions will remain valid and enforceable to the fullest extent permitted by applicable law.

7.8

ENTIRE AGREEMENT.  This Agreement, including any related annexes, schedules and exhibits, as well as any Note and any other Loan Document and any other agreements, documents or instruments referred to herein or therein, will together constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter.

7.9

GOVERNING LAW.  This Agreement and each of the Notes shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California, County of Marin and the respective rights and obligations of Borrower and Lender shall be governed by California law, without regard to any principles of conflict of laws that would require the application of the laws of a different state.

7.10

CONSTRUCTION.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Except as otherwise expressly provided elsewhere in this Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a party, such party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

7.11

LEGAL REPRESENTATION OF PARTIES.  The Loan Documents were negotiated by the parties with the benefit of each party having their own legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

LED LIGHTING COMPANY

MAINAS DEVEL. CORP.

By: /s/ Kevin Kearney

By: /s/ George Mainas

Kevin Kearney, Director

George Mainas, President

EXHIBIT A

REVOLVING NOTE

$130,000.00

December 14, 2015

Reference is hereby made to the Loan Agreement, dated as of December 14, 2015 (as the same may from time to time be amended, restated or otherwise modified, the “Loan and Security Agreement”, the terms defined therein being used herein as therein defined), between the undersigned Borrower and Lender:

FOR VALUE RECEIVED, LED Lighting Company, a Delaware corporation (“Borrower”), promises to pay on or before December 14, 2016 to the order of Mainas Development Corporation as Lender (the “Lender”) the principal sum of ONE HUNDRED THIRTY THOUSAND DOLLARS ($130,000.00) or the aggregate outstanding and unpaid principal amount of all Revolving Loans made by Lender to Borrower pursuant to Section 2.1 of the Loan Agreement, whichever is less, in lawful money of the United States of America.  As used herein, “Loan Agreement” means the Loan Agreement dated as of even date herewith, between Borrower and the Lender, as the same may from time to time be restated, amended or otherwise modified.  Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1 of the Loan Agreement.  Such interest shall be payable on each date provided for in such Section 2.1; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

This Note is the Revolving Note referred to in the Loan Agreement.  Reference is made to the Loan Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Loan Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

LED LIGHTING COMPANY

By:    /s/ Kevin Kearney

Title: CEO